UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report: (Date of earliest event reported):     June 3, 2004

NYMEX HOLDINGS, INC.

( Exact name of registrant as specified in its charter)

Delaware	333-30332	13-4098266

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY	10282-1101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 299 - 2000

N/A
(Former Name or Former address, if Changed Since Last Report)

Item 5. Other Events
EX-99.1: Press Release

Item 5. Other Events

NYMEX Holdings, Inc. (the “Company”) announced, by mutual agreement with J. Robert Collins, Jr., that it will not renew Mr. Collins’ contract as president of the Company, the New York Mercantile Exchange, Inc. (“NYMEX”), as well as other NYMEX subsidiaries, at the contract expiration date of June 30, 2004. A press release issued by the Company on June 3, 2004 is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NYMEX HOLDINGS, INC.

by: /s/ CHRISTOPHER K. BOWEN
Christopher K. Bowen
General Counsel and Chief Administrative Officer

Dated: June 8, 2004